  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2015

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-194280

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure
On July 30, 2015, Griffin Capital Corporation, the sponsor (the "Sponsor") of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant"), issued a press release on behalf of the Registrant, disclosing the acquisition of the FedEx Freight property described below in Item 8.01. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.
Item 8.01.    Other Events
Acquisition of FedEx Freight property
On July 22, 2015, the Registrant acquired a single-story, Class "A" truck terminal and its associated outbuildings consisting of 160,410 net rentable square feet located in West Jefferson, Ohio (the "FedEx Freight property"). The FedEx Freight property is leased in its entirety to FedEx Freight, Inc. ("FedEx Freight"). The purchase price for the FedEx Freight property was $28.0 million, plus closing costs. The purchase price and acquisition fees and expenses earned by the Registrant's advisor were funded with proceeds from the Registrant's public offering, a draw of $16.8 million pursuant to the Registrant's revolving credit facility with a syndicate of lenders under which KeyBank, N.A. serves as administrative agent and JPMorgan Chase Bank, N.A. serves as syndication agent, and approximately $10.8 million in proceeds from a preferred equity investment made by Griffin Capital Vertical Partners, L.P., an affiliate of the Sponsor, into Griffin Capital Essential Asset Operating Partnership II, L.P., the operating partnership (the "Operating Partnership") of the Registrant, in exchange for preferred units of limited partnership interest in the Operating Partnership. The Registrant's advisor earned approximately $0.6 million in acquisition fees in connection with the acquisition of the FedEx Freight property. As of the closing date, the Registrant incurred acquisition expenses of approximately $0.2 million in connection with the acquisition of the FedEx Freight property, approximately $0.06 million of which will be reimbursed or paid to the Registrant's advisor and approximately $0.14 million of which were paid to unaffiliated third parties.
FedEx Freight is a wholly-owned subsidiary of FedEx Corporation ("FedEx"), which operates a broad portfolio of transportation, e-commerce, and business services through its four business segments: FedEx Freight, FedEx Express, FedEx Ground, and FedEx Services. FedEx Freight is a leading U.S. provider of less-than-truckload ("LTL") freight services through its FedEx Freight Priority and FedEx Freight Economy services. FedEx is publicly traded on the New York Stock Exchange under symbol 'FDX', is ranked #64 on the 2014 Fortune 500 List, and has investment grade credit ratings of 'BBB' from S&P, 'Baa1' from Moody's, and 'A+' from Egan-Jones.
The FedEx Freight property is located in the Columbus, Ohio MSA and functions as one of only twelve "dual hubs" for both FedEx Freight Priority shipments and FedEx Freight Economy shipments nationally. The FedEx Freight property was completed in 2009 as a build-to-suit for FedEx Freight and includes a 133,040 square foot warehouse/freight terminal with 272 dock-high doors, an adjoining single-story office area, a free standing truck and trailer maintenance facility, three fueling stations, a digital truck scale, and a large parking area. The FedEx Freight property is centrally located to handle LTL shipments moving to and from the Western, Eastern, Southern, Midwestern, and Northeastern United States and is in close proximity to major highways, the Norfolk Southern Intermodal at Rickenbacker in Columbus, and a line-haul freight to and from intermodals in Chicago. The Registrant believes the FedEx Freight property is a business essential facility to FedEx Freight's overall operations due to its significant locational benefits, the operational efficiency of its terminals, and the functions performed therein.
The FedEx Freight lease, as amended, is a triple-net lease with a remaining term of approximately 8.5 years upon the Registrant's acquisition, expiring in January 2024. The current annual base rent is approximately $1.9 million, with 0.9% average annual rental increases for the remaining duration of the lease. Under the FedEx Freight lease, FedEx Freight has two five-year fixed rate renewal options, with base rent increases of 9.92% on the first renewal option and 7.45% on the second renewal option, and no termination option. FedEx also serves as the guarantor for FedEx Freight's obligations under the FedEx Freight lease.

The going-in capitalization rate for the FedEx Freight property is approximately 6.65%. The going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from FedEx Freight including base rental revenue, parking revenue, and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance, and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that FedEx Freight will perform its obligations under its lease agreement during the next 12 months.
FedEx Freight will be responsible for managing the FedEx Freight property. Griffin Capital Essential Asset Property Management II, LLC will be paid an oversight fee in an amount of 1.0% of the gross monthly revenues collected from the FedEx Freight property.
Third Quarter 2015 Stock Distribution Declaration
On July 27, 2015, the Registrant's board of directors declared a stock distribution in the amount of 0.00013699 shares of common stock ("Common Stock") per day per share (equivalent to an annual stock distribution rate of 0.5% based on the Registrant's current public offering price of $10.00 per share of Common Stock) to stockholders of record at the close of business on each day during the period from July 27, 2015 through September 30, 2015 ("Stock Distribution"). The Stock Distribution to each stockholder of record during a month will be issued on such date of the following month as the Registrant's Chief Executive Officer may determine.
The Stock Distribution is in addition to the Registrant's declaration of a distribution rate of $0.00150684932 per day per share (equivalent to an annual distribution rate of 5.5% based on the Registrant's current public offering price of $10.00 per share of Common Stock) payable to stockholders of record at the close of business on each day during the period from July 1, 2015 through September 30, 2015.

The Registrant believes that the Stock Distribution should be a tax-free transaction for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” Common Stock should be computed by dividing the adjusted tax basis of the old Common Stock by the total number of shares, old and new. The holding period of the Common Stock received in such non-taxable distribution is expected to begin on the date the taxpayer acquired the Common Stock which is the date that the distribution is made. Stockholders should consult their own tax advisors regarding the tax consequences of this Stock Distribution.

Item 9.01.    Exhibits
(d)    Exhibits.
99.1    Press Release regarding the FedEx Freight property dated July 30, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: July 30, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary